EXHIBIT 21 – Subsidiaries of Registrant, Clear Channel Outdoor Holdings, Inc.

Name	State of Incorporation
1567 Media, LLC	DE
Brazil Outdoor NewCo, LLC	DE
CC CV LP, LLC	DE
CC Lease Management, LLC	TX
CCHCV LP, LLC	DE
CCO Barco Airport Venture, LLC	DE
CCOI Holdco III, LLC	DE
CCOI Holdco Parent I, LLC	DE
CCOI Holdco Parent II, LLC	DE
CCWHI Subsidiary, LLC	DE
Clear Channel Adshel, Inc.	DE
Clear Channel Airports International, LLC (fka interspace Airport Advertising International, LLC)	PA
Clear Channel Airports of Texas, JV	TX
Clear Channel Airports, Inc. (fka IN-TER-SPACE Services, Inc.)	PA
Clear Channel Brazil Holdco, LLC	DE
Clear Channel Brazil Holdings, LLC	DE
Clear Channel Electrical Services, LLC	DE
Clear Channel Interstate, LLC	DE
Clear Channel IP LLC	DE
Clear Channel Metra, LLC	DE
Clear Channel Outdoor Holdings Company Canada	DE
Clear Channel Outdoor, LLC	DE
Clear Channel Peoples, LLC	DE
Clear Channel Spectacolor, LLC	DE
Clear Channel Worldwide Holdings, Inc.	NV
Eller-PW Company, LLC	CA
Exceptional Outdoor Advertising, Inc.	FL
Get Outdoors Florida, LLC	FL
Keller Booth Sumners Joint Venture	TX
Kelnic II Joint Venture	TX
Mexico MinorityCo, LLC	DE
Miami Airport Concession LLC	DE
Milpitas Sign Company, LLC	DE
Outdoor Management Services, Inc.	NV
Pearl Media, LLC	NJ

EXHIBIT 21 – Subsidiaries of Registrant, Clear Channel Outdoor Holdings, Inc.

Name	Country of Incorporation
Adspace 2000 Ltd.	United Kingdom
Allied Outdoor Advertising Ltd.	United Kingdom
Arcadia Cooper Properties Ltd.	United Kingdom
Barrett Petrie Sutcliffe London Ltd.	United Kingdom
Barrett Petrie Sutcliffe Ltd.	United Kingdom
Brasil Outdoor Caxias SPE SA	Brazil
Brasil Outdoor Ltda	Brazil
C.F.D. Billboards Ltd.	United Kingdom
CCO International Holdings BV	Netherlands
CCO Holdings BC, Inc.	Canada
Clear Channel (Guangzhou) Ltd.	China
Clear Channel (Midlands) Ltd.	United Kingdom
Clear Channel (Scotland) Ltd.	United Kingdom
Clear Channel AIDA GmbH	Switzerland
Clear Channel Baltics & Russia AB	Sweden
Clear Channel Banners Ltd.	United Kingdom
Clear Channel Belgium Sprl	Belgium
Clear Channel Chile Publicidad Ltda	Chile
Clear Channel CV	Netherlands
Clear Channel Danmark AS	Denmark
Clear Channel Entertainment of Brazil Ltda	Brazil
Clear Channel Espana SLU	Spain
Clear Channel Espectaculos SL	Spain
Clear Channel Estonia OU	Estonia
Clear Channel Holdings CV	Netherlands
Clear Channel Holdings, Ltd.	United Kingdom
Clear Channel International BV	Netherlands
Clear Channel International Holdings BV	Netherlands
Clear Channel International Ltd.	United Kingdom
Clear Channel Ireland Ltd.	Ireland
Clear Channel KNR Neth Antilles NV	Curacao
Clear Channel Nederland BV	Netherlands
Clear Channel Nederland Holdings BV	Netherlands
Clear Channel NI Ltd.	United Kingdom
Clear Channel Norway AS	Norway
Clear Channel Outdoor Spanish Holdings SL	Spain
Clear Channel Overseas Ltd.	United Kingdom
Clear Channel Pacific Pte Ltd.	Singapore
Clear Channel Poland SP .Z.O.O.	Poland
Clear Channel Singapore Pte Ltd.	Singapore
Clear Channel South America S.A.C.	Peru
Clear Channel SouthWest Ltd.	United Kingdom
Clear Channel Suomi Oy	Finland
Clear Channel Sverige AB	Sweden
Clear Channel Tech, S.L.U.	Spain
Clear Channel Treasury LTD	United Kingdom

EXHIBIT 21 – Subsidiaries of Registrant, Clear Channel Outdoor Holdings, Inc.

Name	Country of Incorporation
Clear Channel UK Ltd	United Kingdom
Clear Channel UK One Ltd.	United Kingdom
Clear Channel UK Three Ltd.	United Kingdom
Comurben SA	Morocco
Eller Media Asesorias y Comercializacion Publicitaria Limitada	Chile
Eller Media Servicios Publicitarios Limitada	Chile
Epiclove Ltd.	United Kingdom
Equipamientos Urbbanos de Uruguary	Uruguay
Equipamientos Urbanos Do Brasil	Brazil
FM Media Ltd.	United Kingdom
Foxmark (UK) Ltd.	United Kingdom
Giganto Holding Cayman	Cayman Islands
Giganto Outdoor Servicios Publicitarios Ltda.	Chile
Grosvenor Advertising Ltd.	United Kingdom
Interspace Airport Advertising Aruba NV	Aruba
Interspace Airport Advertising Curacao N.V.	Curacao
Interspace Airport Advertising Grand Cayman	Cayman Islands
Interspace Airport Advertising Netherlands Antilles N.V.	Saint Maarten
Interspace Airport Advertising TCI Ltd.	Turks & Caicos
Interspace Airport Advertising Trinidad & Tobago Ltd.	Republic of Trinidad & Tobago
Interspace Airport Advertising West Indies Ltd.	Jamaica
KMS Advertising Ltd.	United Kingdom
L & C Outdoor Ltda.	Brazil
Maurice Stam Ltd	United Kingdom
More O'Ferrall Ireland Ltd.	Ireland
Multimark Ltd.	United Kingdom
NWP Street Limited	United Kingdom
Outdoor Holding Company Cayman I	Cayman Islands
Outdoor Holding Company Cayman II	Cayman Islands
Outdoor Mexico Operaciones, S. de R.L. de C.V.	Mexico
Outdoor Mexico Servicios Publicitarios S. de R.L. de C.V.	Mexico
Outdoor Mexico Servicios Publicitarios Sub, S. de R.L. de C.V.	Mexico
Outdoor Mexico, Servicios Administrativos, S. de R.L. de C.V.	Mexico
Outdoor Mexico, Servicios Corporativos, S. de R.L. de C.V.	Mexico
Paneles Napsa S.R.L.	Peru
Parkin Advertising Ltd.	United Kingdom
Premium Outdoor Ltd.	United Kingdom
Publicidade Klimes Sao Paulo Ltda	Brazil
Racklight S. de R.L. de C.V.	Mexico
Regentfile Ltd.	United Kingdom
Rockbox Ltd.	United Kingdom
Service2Cities	Belgium
SIA Clear Channel Latvia	Latvia
Signways Ltd.	United Kingdom
Sites International Ltd.	United Kingdom
Storm Outdoor Ltd.	United Kingdom

EXHIBIT 21 – Subsidiaries of Registrant, Clear Channel Outdoor Holdings, Inc.

Name	Country of Incorporation
The Canton Property Investment Co. Ltd.	United Kingdom
The Kildoon Property Co. Ltd.	United Kingdom
Torpix Ltd.	United Kingdom
Town & City Posters Advertising Ltd.	United Kingdom
Trainer Advertising Ltd.	United Kingdom
UAB Clear Channel Lietuva	Lithuania
Vision Media Group UK Ltd.	United Kingdom
Vision Posters Ltd.	United Kingdom